EXHIBIT 99.1


                         RESERVE AND ECONOMIC EVALUATION
                               LEXINGTON OIL & GAS
                             AS OF SEPTEMBER 1, 2004






                        PREPARED FOR LEXINGTON OIL & GAS

                                September 9, 2004










                                                FLETCHER LEWIS ENGINEERING, INC.

                                 FLETCHER LEWIS
                                ENGINEERING, INC.


September 9,2004


                        5001 N. PENNSYLVANIA. SUITE 300
                             PENN PARK OFFICE CENTER
                          OKLAHOMA CITY. OKLAHOMA 73112
                                 (405) 840.5675


Lexington Oil & Gas
PO Box 470
Holdenville, OK 74848

RE:     Reserve and Economic Evaluation
        Lexington Oil & Gas

Gentlemen:

As requested, I have evaluated those properties currently located in Section 2-T8N-R17E, Pittsburg County, Oklahoma. These properties, all horizontal Hartshorne coal producers consist of three Proved Developed Producing wells, the Kellster 1-2, Kyndal 2-2 and Bryce 3-2. A. fourth well, Caleigh 4-2, was assigned Proved Undeveloped reserves.

The Future Net Reserves and Net Revenue of these wells were evaluated as of September 1, 2004. The Proved Developed Producing Future Net Reserves are 1,176,008 MCF, with Future Net Revenue of $4,353,737, and a 10% Discounted Present Worth of $3,446,997. the Proved Undeveloped Future Net Reserves are 355,018 MCF, with Future Net Revenue of $920,224, with a 10% Discounted Present Worth of $626,324. The Summary has Future Net Reserves of 1,531,026 MCF with Future Net Revenue of $5,273,961 with a 10% Discounted Present Worth of $4,073,322.

Lexington Oil and Gas currently owns a 100% Working Interest and 75% Net Revenue Interest. It is estimated that a Carried 5% Working Interest will become effective January 1, 2005; this will reduce the ownership to a 95% Working Interest and 71.25% Net Revenue Interest.


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FLETCHER LEWIS ENGINEERING, INC.

LEXINGTON OIL & GAS
Page 2 of 5

Following is a table listing the individual and summary Future Net Reserves and Future Net Revenue as of September 1, 2004. Also following this report are the individual production and economic projections of each of these wells and their summaries.

RESERVE DETERMINATION

The three Proved Developed Producing wells have all been drilled horizontally into the Hartshorne coal with first production of the Kellster 1-2 in February, 2004, Kyndal 2-2 in June 2004 and the Bryce 3-2 in August, 2004. Production for these three wells was available through September 2, 2004. The drilling location for the Caleigh 4-2 has been built and this well should be on production by October 1, 2004.

As of January, 2004, there has been over 220 horizontal Hartshorne coal completions, predominately in Haskell County, Oklahoma. The production history of the older producers exhibits an initial decline as the initial formation water is produced, as the water stored within the coal matrix is produced, dewatering lowers the pressure on this coal matrix and the desorption rate increases with a resulting increase in the gas production rate. This production finally stabilizes at a sustained production rate, that may vary from three months to several years before exhibiting a normal production decline.

The offset production to these Lexington wells is still fairly new with the oldest well with only eighteen months production. A full analogous production profile through the final decline is not available in this area, however there are several wells in the area that have exhibited production with the initial production decline, rise and leveling off at the sustained rate. The sustained rate does not appear to be significantly higher than the initial production rate (as seen in the older


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FLETCHER LEWIS ENGINEERING, INC.

LEXINGTON OIL & GAS Page 3 of 5

Haskell County wells), however these initial production rates appear higher than the Haskell County analogs and these wells might be exhibiting better fracturing with better well bore perm abilities. The Kellster 1-2 has sufficient production history that a slight production increase was seen with the August production typical of the rise shown in the analogous offset production. A production projection similar to those older offset wells was assigned to each of the producing properties using their current producing rates.

The Caleigh 4-2 was assigned an initial rate consistent with other Hartshorne coal completions in the area and was assigned a similar analogous production. This well was scheduled to begin production in October 2004.

The production history of the three producing wells used the pumpers gauge reports. Normally purchaser statements are used to confirm the gas volumes, however problems with the purchaser reporting has not been resolved at this time. While I believe the pumpers numbers are correct, there is a slightly higher risk factor in that one of the checks on information is not available.

Reserve estimates are only as reliable as the amount and quality of data that is available. The reserves assigned were developed with accepted engineering and evaluation principles, and are believed to be reasonable; however, the reserves should be accepted with the understanding that additional information subsequent to the date of this report might require their revision, especially considering the limited production history of these wells.

ECONOMIC ANALYSIS

The average posted gas price for the last six months, March through August 2004, is $5.43 per MCF. The remittances for gas prices for these properties was compared to that month's average gas price and that ratio was applied to the $5.43 per MCF average price to calculate an average


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FLETCHER LEWIS ENGINEERING, INC.

LEXINGTON OIL & GAS
Page 4 of 5

gas price of $4.57 per MCF to be received. This gas price was held constant for the life of the evaluation.

Operating expenses were examined for each of the three properties and the average operating expenses were calculated for each property. The leases currently renting a compressor with cost allocated in the three producing wells, averaged operating expenses will be reduced on October as these compression rental costs will be allocated for four wells with the initial production of the Caleigh 4-2. These operating expenses were then held constant throughout the life of the evaluation.

The estimated costs to drill and complete the Caleigh 4-2 is $400,000.00. The Costs were assigned on October, 2004.

Applicable Severance Taxes have been considered in the economic evaluations. No consideration has been given to depreciation or Federal or State Income Taxes. Also, no future value was given for salvage equipment nor future costs to plug or abandon these wells (in most cases the salvage value is equal to plugging costs), for this evaluation.

GENERAL

 In evaluating the information available for this appraisal only the engineering data was evaluated with no potential legal or accounting considerations. The conclusions expressed were derived using accepted and sound engineering methods; however, inherent uncertainties in interpretations of engineering data do exist and the conclusions represent only informed professional judgment.


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FLETCHER LEWIS ENGINEERING, INC.

LEXINGTON OIL & GAS
Page 5 of 5

The basic data and computations are not in this report, but are available for inspection and study by authorized parties. Should any additional information be required, please do not hesitate to call.

Should you have any questions, please call.

Sincerely,

/s/ FLETCHER LEWIS
    ______________
    Fletcher Lewis

                         RESERVE AND ECONOMIC EVALUATION
                                LEXINGTON OIL GAS
                             AS OF SEPTEMBER 1, 2004

                                                               PRESENT
                                                FUTURE NET     WORTH
                      NET OIL      NET GAS      CASHFLOW       DISCOUNTED
WELL NAME             BBLS         MCF                         10%      $

KELLSTER 1-2             0          385,284     1,380,577      1,116,940
KYNDAl 2-2               0          257,601       924,742        729,751

BRYCE 3-2                0          533,123     2,048,418      1,600,306

CALEIGH 4-2              0          355,018       920,224        626,324





SUMMARY PROVED
DEVELOPED PRODU          0        1,176,008     4,353,737      3,446,997

PROVED
UNDEVELOPED              0          355,018       920,224        626,324

SUMMARY                  0        1,531,026     5,273,961      4,073,322


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                             Page 1 - Economic Run





                                                                          RESERVE AND ECONOMICS                              PRESENT
                                                                          SUMMARY                                            WORTH
                                                                                                                                   5
                                                                                                                                  10
                                                                                                                                  15
                                                                                                                                  20
                                                                                                                                  25
                      WELL         COUNT         API          BASE        TRANS        PROD.        ADVAL       ....         PRICES
                      GROSS        NET           OR BTU       PRICE       CHARGE       TAXES        TAXES       BEGIN        ENDING
OIL                       0             0               0                                                           0              0
GAS                       4             4                                                                        4.57           4.57
COND                      0             0                                                                           0              0

                      GROSS        GROSS OIL +   GROSS GAS    NET OIL     NET GAS      EFF OIL &    EFFECTIVE   OIL & COND   GAS
                      WELL COUNT   COND PROD     PRODUCTION   COND PROD   PRODUCTION   COND PRICE   GAS PRICE   SALES        SALES
YEAR                  WELLS/MO     MBBLS         MMCF         MBBLS       MMCF         $/BBL        $/MCF       M$           M$
               2004       4             0           136.5         0         102.375        0          4.57          0        467.854
               2005       4             0         482.644         0          343.89        0          4.57          0       1571.577
               2006       4             0         447.696         0         318.983        0          4.57          0       1457.752
               2007       4             0         323.252         0         230.318        0          4.57          0       1052.553
               2008       4             0         232.741         0         165.828        0          4.57          0        757.834
               2009       4             0         167.574         0         119.396        0          4.57          0         545.64
               2010       4             0         120.654         0          85.966        0          4.57          0        392.865
               2011       4             0          86.871         0          61.895        0          4.57          0         282.86
               2012       4             0          62.547         0          44.565        0          4.57          0        203.662
               2013       4             0          45.033         0          32.087        0          4.57          0        145.638
               2014       4             0          22.401         0          15.961        0          4.57          0         72.942
               2015       2             0          11.574         0           8.246        0          4.57          0         37.684
               2016       1             0           2.128         0           1.516        0          4.57          0          6.928
               2017
               2018
SUB TOTAL                 4             0        2141.615         0        1531.026        0          4.57          0       6996.789
REMAINDER                 0             0               0         0               0        0             0          0              0
TOT 11.7 YR               4             0        2141.615         0        1531.026        0          4.57          0       6996.789

                      EFFECTIVE   NET TOTAL    DIR OPR EXP   TOT OPR EXP   OPERATING   TOT INVEST    NET        CUM NET    NET C.F.
                      WPT TAX     PROD TAXES   ADVAL TAX     TANG+INTANG   REVENUE     TANG+INTANG   CASHFLOW   CASHFLOW   DISC 10.0
               YEARM$     M$             M$           M$            M$            M$        M$             M$         M$          M$
               2004       0          33.661        26.95        60.611       407.243       400          7.243      7.243       5.339
               2005       0         113.069       79.284       192.353      1379.224         0       1379.224   1386.467    1265.648
               2006       0         104.886       79.287       184.173      1273.579         0       1273.579   2660.046    1068.371
               2007       0          75.731       79.287       155.018       897.535         0        897.535   3557.582     684.591
               2008       0          54.526       79.287       133.813       624.021         0        624.021   4181.603     432.744
               2009       0          39.259       79.287       118.546       427.094         0        427.094   4608.696     269.297
               2010       0          28.266       79.287       107.553       285.312         0        285.312   4894.008     163.579
               2011       0          20.352       79.287        99.639       183.221         0        183.221   5077.229      95.538
               2012       0          14.653       79.287         93.94       109.722         0        109.722   5186.951      52.051
               2013       0          10.549       79.287        89.836        56.802         0         56.802   5243.753      24.537
               2014       0           5.249       44.669        49.918        23.024         0         23.024   5266.776       9.053
               2015       0           2.711       28.158        30.869         6.815         0          6.815   5273.592        2.45
               2016       0           0.498        6.061         6.559         0.369         0          0.369   5273.961       0.124
               2017
               2018
SUB TOTAL                 0          503.41      819.418      1322.828      5673.961       400       5273.961   5273.961    4073.322
REMAINDER                 0               0            0             0             0         0              0          0           0
TOT 11.7 YR               0          503.41      819.418      1322.828      5673.961       400       5273.961   5273.961    4073.322




                        M$

                        4602.014
                        4073.322
                        3648.531
                        3300.999
                        3012.179
                        ....       CF/BBL    GROSS        RESERVES    % GROSS
                        LIFE WT    BL/MMCF   CUMULATIVE   REMAINING   ULTIMATE   REMAINING
                               0      0            0             0          0        0.00%OIL
                            4.57      0        92.88       2141.62    2234.49       95.84%GAS
                               0      0            0             0          0        0.00%COND

                        TOTAL
                        SALES
YEAR                    M$
               2004      467.854
               2005     1571.577
               2006     1457.752
               2007     1052.553
               2008      757.834
               2009       545.64
               2010      392.865
               2011       282.86
               2012      203.662
               2013      145.638
               2014       72.942
               2015       37.684
               2016        6.928
               2017
               2018
SUB TOTAL               6996.789
REMAINDER                      0
TOT 11.7 YR             6996.789

                         CUM C.F.
                         DISC   10.0
               YEARM$           M$
               2004          5.339
               2005       1270.986
               2006       2339.357
               2007       3023.949
               2008       3456.693
               2009        3725.99
               2010       3889.569
               2011       3985.107
               2012       4037.158
               2013       4061.694
               2014       4070.748
               2015       4073.198
               2016       4073.322
               2017
               2018
SUB TOTAL                 4073.322
REMAINDER                 4073.322
TOT 11.7 YR               4073.322



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                             Page 2 - Economic Run





                                                                          SUMMARY                                            PRESENT
                                                                          PROVED DEVELOPMENT PRODUCING                       WORTH
                                                                                                                                   5
                                                                                                                                  10
                                                                                                                                  15
                                                                                                                                  20
                                                                                                                                  25
                      WELL         COUNT         API          BASE        TRANS        PROD.        ADVAL       ....         PRICES
                      GROSS        NET           OR BTU       PRICE       CHARGE       TAXES        TAXES       BEGIN        ENDING
OIL                       0             0               0                                                           0              0
GAS                       3             3                                                                        4.57           4.57
COND                      0             0                                                                           0              0

                      GROSS        GROSS OIL +   GROSS GAS    NET OIL     NET GAS      EFF OIL &    EFFECTIVE   OIL & COND   GAS
                      WELL COUNT   COND PROD     PRODUCTION   COND PROD   PRODUCTION   COND PRICE   GAS PRICE   SALES        SALES
YEAR                  WELLS/MO     MBBLS         MMCF         MBBLS       MMCF         $/BBL        $/MCF       M$           M$
               2004       3             0             108         0         102.375        0          4.57          0        467.854
               2005       3             0         392.644         0          343.89        0          4.57          0       1571.577
               2006       3             0         337.926         0         318.983        0          4.57          0       1457.752
               2007       3             0         243.306         0         230.318        0          4.57          0       1052.553
               2008       3             0          175.18         0         165.828        0          4.57          0        757.834
               2009       3             0          126.13         0         119.396        0          4.57          0         545.64
               2010       3             0          90.814         0          85.966        0          4.57          0        392.865
               2011       3             0          65.386         0          61.895        0          4.57          0         282.86
               2012       3             0          47.078         0          44.565        0          4.57          0        203.662
               2013       3             0          33.895         0          32.087        0          4.57          0        145.638
               2014       3             0          14.382         0          15.961        0          4.57          0         72.942
               2015       1             0           7.978         0           8.246        0          4.57          0         37.684
               2016       1             0           2.128         0           1.516        0          4.57          0          6.928
               2017
               2018
SUB TOTAL                 3             0        1644.847         0        1176.008        0          4.57          0       5374.357
REMAINDER                 0             0               0         0               0        0             0          0              0
TOT 11.7 YR               3             0        1644.847         0        1176.008        0          4.57          0       5374.357

                      EFFECTIVE   NET TOTAL    DIR OPR EXP   TOT OPR EXP   OPERATING   TOT INVEST    NET        CUM NET    NET C.F.
                      WPT TAX     PROD TAXES   ADVAL TAX     TANG+INTANG   REVENUE     TANG+INTANG   CASHFLOW   CASHFLOW   DISC 10.0
               YEARM$     M$             M$           M$            M$            M$        M$             M$         M$          M$
               2004       0          26.633        22.45        49.083       321.087         0        321.087    321.087     314.869
               2005       0          91.983       62.187       154.167      1124.354         0       1124.354   1445.441    1032.931
               2006       0          79.169       62.187       141.356       958.972         0        958.972   2404.414     804.552
               2007       0          57.001       62.187       119.188       673.049         0        673.049   3077.462     513.371
               2008       0          41.041       62.187       103.228       467.181         0        467.161   3544.644     323.984
               2009       0           29.55       62.187        91.737       318.955         0        318.955   3863.599     201.117
               2010       0          21.275       62.187        83.462        212.24         0         212.24   4075.839     121.689
               2011       0          15.319       62.187        77.506       135.397         0        135.397   4211.235      70.607
               2012       0          11.029       62.187        73.216        80.076         0         80.076   4291.311      37.993
               2013       0            7.94       62.187        70.127        40.243         0         40.243   4331.554      17.391
               2014       0            3.37       27.569        30.939         15.89         0          15.89   4347.444       6.245
               2015       0           1.869       18.183        20.052         5.924         0          5.924   4353.367       2.124
               2016       0           0.498        6.061         6.559         0.369         0          0.369   4353.737       0.124
               2017
               2018
SUB TOTAL                 0         386.677      633.943       1020.62      4353.737         0       4353.737   4353.737    3446.997
REMAINDER                 0               0            0             0             0         0              0   4353.737           0
TOT 11.7 YR               0         386.677      633.943       1020.62      4353.737         0       4353.737   4353.737    3446.997



                        M$

                       3846.937
                       3446.997
                       3124.715
                       2860.285
                       2639.899
                        ....       CF/BBL    GROSS        RESERVES    % GROSS
                        LIFE WT    BL/MMCF   CUMULATIVE   REMAINING   ULTIMATE   REMAINING
                               0      0            0             0          0         0.00%OIL
                            4.57      0        92.88       1644.85    1737.72        94.66%GAS
                               0      0            0             0          0        0.00%COND

                        TOTAL
                        SALES
YEAR                    M$
               2004      467.854
               2005     1571.577
               2006     1457.752
               2007     1052.553
               2008      757.834
               2009       545.64
               2010      392.865
               2011       282.86
               2012      203.662
               2013      145.638
               2014       72.942
               2015       37.684
               2016        6.928
               2017
               2018
SUB TOTAL               5374.357
REMAINDER                      0
TOT 11.7 YR             5374.357

                         CUM C.F.
                         DISC   10.0
               YEARM$           M$
               2004          5.339
               2005        314.869
               2006         1347.8
               2007       2152.352
               2008       2665.723
               2009       2989.707
               2010       3190.825
               2011       3312.513
               2012       3383.121
               2013       3421.114
               2014       3438.505
               2015       3444.749
               2016       3446.874
               2017       3446.997
               2018
SUB TOTAL                 3446.997
REMAINDER                 3446.997
TOT 11.7 YR               3446.997



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